                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Carpenter Technology Corporation of our report dated August 13, 2001 relating to the financial statements, which appears in Carpenter Technology Corporation's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the incorporation by reference of our report dated August 13, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 29, 2001